UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 24, 2026

TEXAS CAPITAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive offices)
75201
(Zip Code)
Registrant’s telephone number, including area code: (214) 932-6600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCBI	The Nasdaq Stock Market
5.75% Non-Cumulative Perpetual Preferred Stock Series B, par value $0.01 per share	TCBIO	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On February 27, 2026, Texas Capital Bancshares, Inc. (the “Company”) completed the public offer and sale (the “Offering”) of $400,000,000 aggregate principal amount of 5.301% Fixed-to-Floating Rate Senior Notes due 2032 (the “Notes”). The Notes were offered and sold pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-277061) (the “Registration Statement”) filed with the Securities and Exchange Commission on February 14, 2024, and the prospectus contained therein, as supplemented by the prospectus supplement dated February 24, 2026 (the “Prospectus Supplement”).
In connection with the Offering, the Company entered into an underwriting agreement, dated February 24, 2026 (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and TCBI Securities, Inc., doing business as Texas Capital Securities, as representatives of the several underwriters (the “Underwriters), pursuant to which the Company agreed to sell the Notes to the Underwriters. The Underwriting Agreement contains various representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions.
The Company received $398.4 million in proceeds, before offering expenses, from the sale of the Notes. The Company intends to use the net proceeds from this offering for general corporate purposes, which may include, among other uses, funding the redemption of the Company’s 4.000% Subordinated Notes due 2031.
The Notes were issued pursuant to an Indenture, dated February 27, 2026 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated February 27, 2026 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes will mature on February 27, 2032 and will bear interest (i) from and including February 27, 2027 to, but excluding. February 27, 2031 at a fixed annual rate of 5.301%, payable semi-annually, and (ii) from and including February 27, 2031 to, but excluding, February 27, 2032 at a floating annual rate equal to the Compounded Security Overnight Financing Rate (as defined in the Prospectus Supplement and as determined with respect to each quarterly interest period) plus 1.94%, payable quarterly.
The descriptions of the Underwriting Agreement, the Notes, the Base Indenture and the First Supplemental Indenture set forth above are qualified in their entirety by reference to the full text of the Underwriting Agreement, the Notes, the Base Indenture and the First Supplemental Indenture, respectively. Copies of the Underwriting Agreement, the Base Indenture and the First Supplemental Indenture are filed as Exhibits 1.1, 4.1 and 4.2 to this Current Report on Form 8-K, respectively, which are incorporated herein by reference. The Form of the Note, which is included in Exhibit 4.2, is filed as Exhibit 4.3, which is incorporated herein by reference. A copy of the opinion of Alston & Bird LLP, is filed as Exhibit 5.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The consent of Alston & Bird LLP, which is included in Exhibit 5.1, is filed as Exhibit 23.1, which is incorporated herein by reference.
This Current Report on Form 8-K is being filed for the purpose of filing Exhibits 1.1, 4.1, 4.2, 4.3, 5.1 and 23.1 as exhibits to the Registration Statement and such exhibits are hereby incorporated by reference into the Registration Statement.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits
1.1*    Underwriting Agreement, dated February 24, 2026, among the Texas Capital Bancshares, Inc. and the Underwriters.
4.1    Indenture dated as of February 27, 2026 between Texas Capital Bancshares, Inc., as Issuer, and U.S. Bank Trust Company, National Association, as Trustee.
4.2    First Supplemental Indenture dated as of February 27, 2026 between Texas Capital Bancshares, Inc., as Issuer, and U.S. Bank Trust Company, National Association, as Trustee.
4.3    Form of 5.301% Fixed-to-Floating Rate Senior Note (included in Exhibit 4.2).
5.1    Opinion of Alston & Bird LLP.
23.1    Consent of Alston & Bird LLP (included in Exhibit 5.1).
104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules have been omitted pursuant to Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule to the Securities and Exchange Commission or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 27, 2026	TEXAS CAPITAL BANCSHARES, INC.
		By:	/s/ J. Matthew Scurlock
J. Matthew Scurlock Chief Financial Officer